Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Chefs' Warehouse, Inc.
Ridgefield, CT 06877

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8  of our reports dated March 1, 2019, relating to the consolidated financial statements and the effectiveness of The Chefs’ Warehouse, Inc. internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 28, 2018.

/S/ BDO USA, LLP

New York, NY
May 17, 2019